UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 30, 2013

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Cepheid held its Annual Meeting of Shareholders (the “Annual Meeting”) on April 30, 2013. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1) Holders of Cepheid’s common stock voted to elect three directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Name	For	Against	Abstain	Broker Non-Votes
Thomas L. Gutshall	54,944,157	955,513	372,110	6,639,612
Cristina H. Kepner	54,899,933	1,001,530	370,317	6,639,612
David H. Persing	54,977,452	921,168	373,160	6,639,612

(2) Holders of Cepheid’s common stock voted to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2013 as follows:

Shares Voted in Favor:	62,356,005
Shares Voted Against:	469,508
Shares Abstaining:	85,879

(3) Holders of Cepheid’s common stock voted to approve the non-binding advisory resolution on compensation paid to Cepheid’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion as follows:

Shares Voted in Favor:	55,048,670
Shares Voted Against:	529,738
Shares Abstaining:	693,372
Broker Non-Votes:	6,639,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: May 2, 2013	By:	/s/ Andrew D. Miller
	Name:	Andrew D. Miller
	Title:	Executive Vice President, Chief Financial Officer